SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Quanta Services, Inc.
(Name of Registrant as Specified In Its Charter)
Aquila, Inc. (F/K/A Utilicorp United Inc.)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

        Aquila, Inc. (formerly known as UtiliCorp United Inc.), a Delaware corporation ("Aquila"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the "SEC") on May 13, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta (the "Quanta Annual Meeting"). Please note that the opinion of the Delaware Chancery Court regarding the voting mechanism of Quanta's Stock Employee Compensation Trust referenced below was filed by Aquila with the SEC on May 13, 2002, as an exhibit to Schedule 14A.

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Dear Fellow Quanta Stockholders:

        We are extremely pleased with last week's decision of the Delaware Chancery Court declaring that the voting provisions of Quanta's Stock Employee Compensation Trust, or SECT, are "illegally dilutive" of the interests of Quanta's stockholders. The press statement that Quanta issued on Friday after the decision was announced completely distorts the Court's opinion. We view the decision as a great victory for Aquila and Quanta's other stockholders who have had both their voting and economic interests in Quanta unjustifiably and unreasonably diluted by this SECT. The full text of the Court's opinion has been filed by Aquila with the Securities and Exchange Commission on Schedule 14A. The Court's decision should serve as a rallying point for all Quanta stockholders — we urge our fellow stockholders to stand up for their rights and support Aquila's efforts to elect a responsible, accountable Board that is committed to maximizing value for all Quanta stockholders.

DELAWARE COURT DECLARES SECT "ILLEGALLY DILUTIVE"

        As far as we are concerned, this ruling unequivocally indicates that Quanta's Board has overreached by granting "illegally dilutive" voting rights to the 8,000,000 shares deposited in the SECT. Based on its finding that "the voting mechanism of the SECT is illegally dilutive", the Court indicated that Aquila "has succeeded in showing a probability of success on the merits" of its claim. Accordingly, the Court did not believe it necessary to issue an injunction because, as the Court stated, its decision "should serve to dispel any confusion among the stockholders over the status of the SECT shares", indicating to Quanta stockholders that any votes cast by the SECT will likely be voided in a full hearing following the Annual Meeting.

        In our view, the Court's decision confirms everything we have been telling Quanta stockholders about Quanta's Board and management for the last several weeks. Contrary to the assertion made late Friday by Quanta's CEO, John Colson, the Court viewed with extreme skepticism Quanta's claim that the primary purpose of the SECT was to promote employee stability, finding "little or no relationship between the threat of employee instability on which they rely and the adoption of the dilutive voting provision". In his statement, Mr. Colson simply failed to disclose to Quanta stockholders that the Court determined that the voting mechanism of the SECT was "illegally dilutive". Amazingly, Quanta even argued before the Court that the voting of the SECT shares should not be enjoined because "Aquila will likely win the proxy contest anyway." Yet, Quanta announced just last week that it spent $4.6 million in first quarter 2002 alone fighting Aquila.

        We believe that this behavior underscores the fact that Quanta's Board and management have been misleading stockholders for months concerning their true motivations for adopting the SECT and lucrative change-of-control arrangements.

ONLY AQUILA IS COMMITTED TO ENHANCING VALUE AT QUANTA

        In our view, the actions of Quanta's Board and management in adopting the SECT and then trying to justify its existence in Court have been intended to entrench them in their jobs and enrich them beyond the $115,000,000 they previously reaped from selling theirs shares to Aquila. We simply believe that Quanta's Board and management have not been honest with you. Despite the fact that Quanta retained expensive investment and legal advisors several months ago, they have taken no concrete steps to restore value to stockholders, offering only vague assurances that they continue to evaluate all their options. Moreover, they continue to ignore, and even deny, that Aquila is offering you a program designed to enhance value for all Quanta stockholders. Once again, if our nominees are elected at the upcoming Annual Meeting, we commit to you:

  •
  To initiate promptly an auction process for the sale of Quanta or one or more of its business units, whichever is more advantageous to Quanta's stockholders;

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  To repurchase at an appropriate premium shares in a stock buyback, if Aquila's proposed auction does not result in any attractive bids for Quanta; and

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  To provide appropriate minority protections against a squeeze-out transaction.

        In our view, Quanta's Board and management simply have no constructive, value-enhancing ideas of their own. We firmly believe that our program offers a significantly greater opportunity to enhance value at Quanta than the current Board's status-quo posture could ever hope to achieve.

AQUILA'S ALTERNATE COURSE OF ACTION

        If our nominees are not elected at the Annual Meeting but our contractual right to purchase more Quanta shares is confirmed in the pending arbitration proceeding later this month, as we strongly suspect it will, then we will be free to increase our ownership interest in Quanta to in excess of 50% of Quanta's issued and outstanding common stock. In such event, we will be free to make such purchases from time to time through opportunistic, open market purchases and will not be obligated to offer other stockholders the opportunity to sell their shares at an appropriate premium in a tender offer, or to provide minority protections, as we have committed to in connection with this proxy contest. Accordingly, we believe that it is in the best interests of all Quanta stockholders to support our slate at the upcoming Annual Meeting.

        We urge you to support Aquila's commitment to restoring value to Quanta by voting in favor of our nominees on Aquila's GOLD proxy card and discarding Quanta's white proxy card.

On Behalf of Aquila, Inc.

Robert K. Green President and Chief Executive Officer
May 14, 2002

IMPORTANT

1.
Your proxy is important no matter how many Quanta shares you own. Be sure to vote on the GOLD proxy card. Aquila urges you NOT to sign any WHITE proxy card sent to you by Quanta.

2.
If you have already submitted a proxy card to Quanta for the Annual Meeting, you may change your vote to a vote "FOR" the election of Aquila's nominees and "Against" Quanta's slate by signing, dating and returning Aquila's GOLD proxy card, which must be dated after any proxy card you may previously have submitted to Quanta. Only your last dated proxy card for the Annual Meeting will count at the Annual Meeting.

3.
If any of your shares is held in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct him or her to vote on the GOLD proxy card "FOR" the election of Aquila's nominees.

4.
If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one GOLD proxy card. We encourage you to vote each GOLD proxy card that you receive.

5.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, Morrow & Co., Inc., at the number set forth below:

MORROW & CO., INC.
445 PARK AVENUE — 5TH FLOOR
NEW YORK, NY 10022

Call Toll Free
1-800-607-0088

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IMPORTANT INFORMATION

Aquila has filed a proxy statement with the SEC on May 3, 2002, relating to Aquila's solicitation of proxies from Quanta stockholders with respect to the Quanta Annual Meeting. AQUILA ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Aquila's proxy statement and other relevant documents will be available free at www.sec.gov. You may also obtain a free copy of Aquila's proxy statement by writing to Investor Relations at Aquila, Inc., 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow & Co., Inc. toll free, at 1-800-607-0088. DETAILED INFORMATION REGARDING THE NAMES, AFFILIATION AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF QUANTA'S STOCKHOLDERS IS AVAILABLE IN THE PROXY STATEMENT FILED BY AQUILA WITH THE SEC.

About Aquila

Based in Kansas City, Missouri, Aquila (formerly UtiliCorp United Inc.) is an international energy and risk management company. It is one of the largest wholesalers of electricity and natural gas in North America, provides wholesale energy services in the United Kingdom and has a presence in Germany and Scandinavia. It also operates electricity and natural gas distribution networks in seven states and in Canada, New Zealand and Australia. At December 31, 2001, Aquila had total assets of $11.9 billion and 12-month sales of $40.4 billion. More information is available at www.aquila.com.